UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Habarzel 7, Tel Aviv, Israel, 6971011

(Address of principal executive offices) (Zip Code)

Tel: +972 72 2116144

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On August 26, 2020, each of Messrs. Jacob Perry and Joachim Fuchs tendered their resignations as members of the board of directors of Save Foods, Inc. (the “Board” and “Company”, respectively), effective as of the same date. Each of Messrs. Perry and Fuchs resigned in order to serve as directors for the Company’s wholly-owned subsidiary, Save Foods Ltd., and therefore such resignations were the not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Directors

On August 26, 2020, the Board appointed Messrs. Ronen Rosenbloom, Amitay Weiss and Israel Berenshtein to serve as members of the Board and to fill vacancies following the resignations of Messrs. Perry and Fuchs. Below are descriptions of the relevant business experience for each of Messrs. Rosenbloom, Weiss and Berenshtein:

Mr. Ronen Rosenbloom (48) is an independent lawyer working out of a self-owned law firm specializing in white collar offences. Mr. Rosenbloom serves as a director for both Medigus Ltd. (Nasdaq and TASE: MDGS), an Israeli company dual-listed on the Tel-Aviv Stock Exchange and the Nasdaq Capital Market, and ScoutCam Inc. (OTC: SCTC), a Nevada corporation quoted on the OTC Pink Sheets. Mr. Rosenbloom serves as chairman of the Israeli Money Laundering Prohibition committee and the Prohibition of Money Laundering Committee of the Tel Aviv District, both of the Israel Bar Association. Mr. Rosenbloom previously served as a police prosecutor in the Tel Aviv District. Mr. Rosenbloom holds an L.L.B from the Ono Academic College, an Israeli branch of University of Manchester.

Mr. Amitay Weiss (58) currently serves as chairman of the board of directors of P.L.T Financial Services Ltd. (TASE: PLTP), as chairman of the board of directors of Matomy Media Group Ltd. (LSE: MTMY, TASE: MTMY.TA), as an external director of Cofix Group Ltd. (TASE: CFCS) and as a director and chief executive officer of Therapix Biosciences Ltd. (OTC: TRPXY). In 2016, Mr. Weiss founded Amitay Wiss Management Ltd. and now serves as its chief executive officer. From 2001 until 2015, Mr. Weiss served as vice president of business marketing & development and in various other positions at Bank Poalei Agudat Israel Ltd. (PAGI) from the First International Bank of Israel group. Mr. Weiss holds a B.A in economics from New England College, M.B.A. in business administration from Ono Academic College in Israel, an Israeli branch of University of Manchester and LL.B from the Ono Academic College.

Mr. Israel Berenshtein (49) has served as an external director for Chrion Refineries Ltd. (TASE: CHR) since May 2019, and has served in the legal department of Sonol Israel Ltd. since April 2010. He previously worked as a commercial lawyer and litigator for a leading Israeli law firm. Mr. Berenshtein was admitted to the Israel Bar Association in 2000. Mr. Berenshtein earned an LL.B in law and an M.A. in political science from Bar Ilan University, Israel.

Family Relationships

Messrs. Rosenbloom, Weiss and Berenshtein do not have family relationships with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ Dan Sztybel
	Name:	Dan Sztybel
	Title:	Chief Executive Officer

Date: August 26, 2020